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                                                                    EXHIBIT 23.5

      [FRANKEL, ZACHARIA, ARNOLD, NISSEN, STAMP & REINSCH, LLC LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITOR


     We hereby consent to the use in the Registration Statement dated October 29, 1998 of our report dated September 30, 1998, relating to the financial statements of The OUTDOOR ADVERTISING Division of WESTERN OUTDOOR ADVERTISING CO., which appear in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


FRANKEL, ZACHARIA, ARNOLD, NISSEN, STAMP & REINSCH, LLC

                               /s/ FRANKEL, ZACHARIA, ARNOLD, NISSEN, STAMP &
                                              REINSCH, LLC

                            ----------------------------------------------------
                            Frankel, Zacharia, Arnold, Nissen, Stamp & Reinsch

Omaha, Nebraska

October 29, 1998